Exhibit 5.1

555 Eleventh Street, N.W., Suite 1000 Washington, D.C. 20004-1304 Tel: (202) 637-2200 Fax: (202) 637-2201 www.lw.com

FIRM / AFFILIATE OFFICES Brussels New York Chicago Northern Virginia Frankfurt Orange County Hamburg Paris Hong Kong San Diego London San Francisco
December 11, 2006	Los Angeles Shanghai Milan Silicon Valley Moscow Singapore Munich Tokyo New Jersey Washington, D.C.

Host Hotels & Resorts, L.P. 6903 Rockledge Drive Suite 1500 Bethesda, Maryland 20817	File No. 021344-0064

Re:	Registration Statement for $500,000,000 Aggregate Principal Amount of 6 7/8% Series S Senior Notes due 2014

Ladies and Gentlemen:

We have acted as special counsel to Host Hotels & Resorts, L.P., a Delaware limited partnership (the “Company”), in connection with the issuance of up to $500,000,000 aggregate principal amount of 6 7/8% Series S Senior Notes due 2014 (the “Securities”) and the guarantees of the Securities (the “Guarantees”) by the guarantors listed on Schedule A (the “Guarantors”), under the Twenty-Second Supplemental Indenture dated November 2, 2006, among the Company, the Guarantors and The Bank of New York, as trustee (the “Trustee”), among the Company, the Guarantors and the Trustee, which supplement the Amended and Restated Indenture, dated as of August 5, 1998 (as so supplemented, the “Indenture”) originally among the Company, the guarantors named therein and HSBC Bank USA (f/k/a Marine Midland Bank), as trustee, and pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on December 11, 2006 (the “Registration Statement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as to the enforceability of the Securities and Guarantees.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

We are opining herein as to the internal laws of the State of New York, the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Various matters concerning the laws of Minnesota; Massachusetts; Texas; Nova Scotia, Canada; Florida and Alberta, Canada are

December 11, 2006

addressed in the opinions of Dorsey & Whitney LLP; Bingham McCutchen LLP; Kane, Russell, Coleman & Logan, P.C.; Cox Hanson O’Reilly Matheson; Ruden, McClosky, Smith, Schuster & Russell, P.A. and Blake, Cassels & Graydon LLP, which has been separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

(1) When the Securities have been duly executed, issued, authenticated and delivered by or on behalf of the Company against delivery and payment therefor in accordance with the Indenture, the Securities and the Guarantees will have been duly authorized by all necessary partnership or limited liability company action of the Company and each of the Guarantors organized in the State of Delaware, respectively, and will be legally valid and binding obligations of the Company and the Guarantors, respectively, enforceable against them in accordance with their respective terms.

The opinion rendered in paragraph 1 relating to the enforceability of the Securities and the Guarantees, respectively, is subject to the following exceptions, limitations and qualifications: (a) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (d) we express no opinion concerning the enforceability of (i) the waiver of rights or defenses contained in Section 4.4 of the Indenture; (ii) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (iii) any provision permitting, upon acceleration of the Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon or (iv) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment rendered in another currency.

With your consent, we have assumed (a) that the Indenture has been duly authorized, executed and delivered by, and constitutes a legally valid and binding obligation of, the Trustee, enforceable against it in accordance with its terms, (b) that the Indenture has been duly authorized, executed and delivered by each of the Guarantors organized in a jurisdiction other than Delaware and (c) that the status of the Indenture and the Securities and the Guarantees as legally valid and binding obligations of the respective parties thereto is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents,

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approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Validity of Securities.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

December 11, 2006

SCHEDULE A

Guarantors

Name	Jurisdiction of Formation
HMH Rivers, L.P.	Delaware
HMH Marina LLC	Delaware
HMC SBM Two LLC	Delaware
HMC PLP LLC	Delaware
HMC Retirement Properties, L.P.	Delaware
HMH Pentagon LLC	Delaware
Airport Hotels LLC	Delaware
HMC Capital Resources LLC	Delaware
YBG Associates LLC	Delaware
PRM LLC	Delaware
Host Park Ridge LLC	Delaware
Host of Boston, Ltd.	Massachusetts
Host of Houston, Ltd.	Texas
Host of Houston 1979	Texas
Philadelphia Airport Hotel LLC	Delaware
HMC Hartford LLC	Delaware
HMC Park Ridge LLC	Delaware
HMC Suites LLC	Delaware
HMC Suites Limited Partnership	Delaware
Wellsford-Park Ridge HMC Hotel Limited Partnership	Delaware
HMC Burlingame LLC	Delaware
HMC Capital LLC	Delaware
HMC Grand LLC	Delaware
HMC Hotel Development LLC	Delaware
HMC Mexpark LLC	Delaware
HMC Polanco LLC	Delaware
HMC NGL LLC	Delaware
HMC OLS I L.P.	Delaware
HMC Seattle LLC	Delaware
HMC Swiss Holdings LLC	Delaware
HMH Restaurants LLC	Delaware
HMH Rivers LLC	Delaware
HMH WTC LLC	Delaware
Host La Jolla LLC	Delaware
City Center Hotel Limited Partnership	Minnesota
PM Financial LLC	Delaware
PM Financial LP	Delaware
HMC Chicago LLC	Delaware

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HMC HPP LLC	Delaware
HMC Desert LLC	Delaware
HMC Hanover LLC	Delaware
HMC Diversified LLC	Delaware
HMC Properties I LLC	Delaware
HMC Potomac LLC	Delaware
HMC East Side II LLC	Delaware
HMC Manhattan Beach LLC	Delaware
Chesapeake Hotel Limited Partnership	Delaware
HMH General Partner Holdings LLC	Delaware
HMC IHP Holdings LLC	Delaware
HMC OP BN LLC	Delaware
S.D. Hotels LLC	Delaware
HMC Gateway LLC	Delaware
HMC Pacific Gateway LLC	Delaware
HMC Market Street LLC	Delaware
New Market Street LP	Delaware
Times Square LLC	Delaware
Times Square GP LLC	Delaware
HMC Atlanta LLC	Delaware
Ivy Street LLC	Delaware
HMC Properties II LLC	Delaware
Santa Clara HMC LLC	Delaware
HMC BCR Holdings LLC	Delaware
HMC Georgia LLC	Delaware
HMC SFO LLC	Delaware
Market Street Host LLC	Delaware
HMC Property Leasing LLC	Delaware
HMC Host Restaurants LLC	Delaware
Durbin LLC	Delaware
HMC HT LLC	Delaware
HMC JWDC LLC	Delaware
HMC OLS I LLC	Delaware
HMC OLS II L.P.	Delaware
HMC/Interstate Manhattan Beach, L.P.	Delaware
Ameliatel	Florida
HMC Amelia I LLC	Delaware
HMC Amelia II LLC	Delaware
Rockledge Hotel LLC	Delaware
Fernwood Hotel LLC	Delaware
HMC Copley LLC	Delaware
HMC Headhouse Funding LLC	Delaware
Ivy Street Hopewell LLC	Delaware
HMC Diversified American Hotels, L.P.	Delaware
Potomac Hotel Limited Partnership	Delaware

December 11, 2006

HMC AP GP LLC	Delaware
HMC AP LP	Delaware
HMC AP Canada Company	Nova Scotia
HMC Toronto Airport GP LLC	Delaware
HMC Toronto Airport LP	Delaware
HMC Toronto EC GP LLC	Delaware
HMC Toronto EC LP	Delaware
HMC Charlotte GP LLC	Delaware
HMC Charlotte LP	Delaware
HMC Charlotte (Calgary) Company	Nova Scotia
Calgary Charlotte Holdings Company	Nova Scotia
HMC Grace (Calgary) Company	Nova Scotia
HMC Maui LLC	Delaware
HMC Lenox LLC	Delaware
Calgary Charlotte Partnership	Alberta
HMC Chicago Lakefront LLC	Delaware
HMC East Side LLC	Delaware
HMC Kea Lani LLC	Delaware
East Side Hotel Associates, L.P.	Delaware
HMC O’Hare Suites Ground LLC	Delaware
HMC Toronto Air Company	Nova Scotia
HMC Toronto EC Company	Nova Scotia
Cincinnati Plaza LLC	Delaware
Host Cincinnati II LLC	Delaware
Host Cincinnati Hotel LLC	Delaware
Host Financing LLC	Delaware
Host Fourth Avenue LLC	Delaware
Host Indianapolis I LLC	Delaware
Host Los Angeles LLC	Delaware
Host Mission Hills, L.L.C.	Delaware
Host Mission Hills II LLC	Delaware
Host Mission Hills Hotel LLC	Delaware
Host Needham LLC	Delaware
Host Needham II LLC	Delaware
Host Needham Hotel LLC	Delaware
Host Realty LLC	Delaware
Host Realty Company LLC	Delaware
Host Realty Hotel LLC	Delaware
Host Tucson LLC	Delaware
Host Waltham LLC	Delaware
Host Waltham II LLC	Delaware
Host Waltham Hotel LLC	Delaware
HST LT LLC	Delaware
HST I LLC	Delaware
South Coast Host Hotel LLC	Delaware

December 11, 2006

Starlex LLC	Delaware
Host Realty Partnership, L.P.	Delaware
Host Houston Briar Oaks, LP	Delaware